Exhibit 10.5

AMENDMENT NO. 1 TO THE SECURITIES PURCHASE AND REGISTRATION

RIGHTS AGREEMENT

This Amendment No. 1 to the Securities Purchase and Registration Rights Agreement (this “Amendment”) is entered into effective as of June 15, 2006 (the “Effective Date”) by and between Star Scientific, Inc., a Delaware corporation (the “Company”) and Iroquois Capital (the “Investor” and together with the Company, the “Parties”).

RECITALS

WHEREAS, the Company and Investor have entered into that certain Securities Purchase and Registration Rights Agreement (the “Purchase Agreement”), dated as of September 15, 2005, whereby the Company issued and sold to Investor a warrant (the “September Warrant”) to purchase 1,000,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at a per share price equal to $4.00 (the “Exercise Price”) with an expiration date of June 15, 2006 (the “Termination Date”);

WHEREAS, the Company and Investor desire to amend the Purchase Agreement and September Warrant as provided in this Amendment; and

WHEREAS, capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Amendment and intending to be legally bound hereby, the Parties agree as follows:

Section 1. Amendment. The Purchase Agreement is hereby amended pursuant to Section 9 thereof, by increasing the Exercise Price of the September Warrant from $4.00 to $4.15 and extending the Termination Date of the September Warrant to July 15, 2006.

Section 2. Issuance of Warrant. The Company shall issue a warrant, as amended hereby (the “Amended September Warrant”), to Investor on the Effective Date after the Company has received the following from Investor: (a) a counter-signed copy of this Amendment executed by Investor and (b) the original September Warrant.

Section 3. Effect of Amendment.

(a) Except as expressly modified hereby, all terms, conditions and provisions of the Purchase Agreement shall remain unchanged and continue in full force and effect.

(b) In the event of any inconsistency or conflict between the Purchase Agreement, as amended, the Amended September Warrant and this Amendment, the terms, conditions and provisions of this Amendment shall govern and control.

(c) This Amendment, the Purchase Agreement, as amended, and the Amended September Warrant constitute the entire agreement among the Parties hereto and supersedes all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof and thereof. From and after the execution of a counterparty hereof by the Parties hereto, any reference to the Purchase Agreement shall be deemed a reference to the Purchase Agreement as amended hereby.

Section 4. Headings.

The headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.

Section 5. Governing Law.

This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law.

Section 6. Counterparts.

This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

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IN WITNESS WHEREOF, the parties hereto have cause this Amendment to be duly executed as of the date first above written.

STAR SCIENTIFIC, INC.

By:	/s/ Paul L. Perito
Paul L. Perito
Chairman of the Board, President and
Chief Operating Officer

IROQUOIS CAPITAL

/s/ Joshua Silverman